NORTHEAST SECURITIES, INC.
                           100 WALL STREET, 8TH FLOOR
                               NEW YORK, NY 10005

                                        As of April 20, 2006


SheerVision, Inc.
4030 Palos Verdes Drive N., Suite 104
Rolling Hills, CA 90274
Attention:  Ms. Suzanne Lewsadder
            Chief Executive Officer

Dear Ms. Lewsadder:

                Reference is made to the Engagement Letter (the "Engagement Letter") dated April 11, 2006 between SheerVision, Inc. (the "Company") and Northeast Securities, Inc. ("NESC") in which the Company has engaged NESC on an exclusive basis in connection with the purchase and sale of securities of the Company on a "best efforts" basis to qualified institutional buyers, or QIBS, and accredited investors, as such terms are defined in the Securities Act of 1933, as amended, and the rules and regulations thereunder, all as further set forth in the Engagement Letter. The Company proposes to complete an offering (the "Offering") to purchase up to 60 units (each a "Unit"), each Unit consisting of (i) 9% Convertible Notes in principal amount of $37,500, (ii) 16,667 shares of common stock of the Company (the "Common Stock") and (iii) a warrant to purchase 3,750 shares of Common Stock at an exercise price of $1.00 per share, all as described in the Private Placement Memorandum dated April 20, 2006 (the "PPM") and a Subscription Agreement (the "Subscription Agreement") between the Company and each of the investors in the Offering, and various other transaction documents, in which NESC will act as placement agent.

                Pursuant to this letter agreement, the Company confirms and makes certain representations, warranties, agreements and covenants to and for the benefit of NESC as follows:

1. The Company and NESC confirm that the terms of the Engagement Letter shall remain in full force and effect. In connection therewith, the Company hereby confirms its representations, warranties, agreements and covenants contained therein, including, without limitation, its obligations to indemnify and hold harmless NESC as set forth in Exhibit A to the Engagement Letter. In the event of any conflict between this letter agreement and the Engagement Letter, the terms of the Engagement Letter shall be binding and shall supersede the terms of this letter agreement.

2. In each Subscription Agreement entered into by the Company with investors in the Offering, the Company made to such investors certain representations, warranties, agreements and covenants. Without limiting the Company's obligations to NESC under the Engagement Letter, the Company hereby (i) makes to NESC those representations, warranties, agreements and covenants contained in Sections C.II (the "Company Representations") and D.I (the "Company Covenants") of each Subscription Agreement and (ii) confirms that NESC shall receive the benefits of and be entitled to rely upon such representations, warranties, covenants and agreements, as well as those representations and warranties made by investors in Section C.I and D.II of the Subscription Agreement.

3. The Company understands that NESC shall not have any obligation or responsibility to verify (i) the accuracy or completeness of any information contained in the PPM or any of the documents

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        incorporated by reference therein or of any Subscription Agreement or any other documents or agreements provided by investors in the Offering or (ii) the authenticity, sufficiency or validity of any check or other payment made by such investors in the Offering.

4. NESC's obligations pursuant to the Engagement Letter shall be subject, in its discretion, to the continuing accuracy of the Company Representations contained in the Subscription Agreement and in each certificate and document contemplated hereunder to be delivered to NESC or otherwise at any Closing (including, without limitation, all documents contemplated to be delivered by the Company as set forth in Subscription Agreement (the "Subscription Documents"), as of the date hereof (the "Initial Closing Date") or the date of any additional closing subsequent to the Initial Closing Date (each a "Closing"), to the performance by the Company of its obligations hereunder, and to the following conditions:

                (a) At the initial Closing, NESC shall have received the favorable opinion of Reitler Brown LLP, counsel for the Company, reasonably satisfactory to NESC.

                (b) If there is more than one Closing, then at each such Closing there shall be delivered to NESC updated opinions, certificates or other information described in this Section 4.

                (c) On or prior to the final Closing, and assuming gross proceeds to the Company from the Offering as of such final Closing are equal to or greater than $3 million, the Company shall have (1) repaid any and all unpaid Principal and accrued and unpaid Interest to Holders (the "Holders") of its 12% Secured Convertible Notes due 2006 (the "12% Notes"), pursuant to the terms of such Notes, (2) received waivers from such Holders waiving their right to be repaid described in clause (1), or (3) received consents from such Holders such that the Principal plus any accrued, but unpaid, Interest on such 12% Notes be converted into Units, in each case pursuant to a Notice to Holders mailed to each Holder promptly following the date hereof in the form attached hereto as Exhibit A. . The terms "Principal", "Interest", "Holder" and "Maturity" have the meanings ascribed to such terms in the 12% Notes.

                (d) Promptly following initial Closing, the Company shall have transmitted to the Securities and Exchange Commission a preliminary information statement pursuant to Rule 14C of the Securities and Exchange Act of 1934, as amended, in connection with shareholder approval of the amendment and restatement of the Company's certificate of incorporation to, among other things, authorize the Board to issue up to 10,000,000 shares of preferred stock having such rights, preferences and limitations as its board may deem appropriate from time to time.

                (e) On or prior to or following the Closing Date, as the case may be, NESC shall have been furnished such information, documents and certificates as it may reasonably require for the purpose of enabling it to review the matters referred to in this Section 4 and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, covenants, agreements or conditions herein contained, or as it may otherwise reasonably request.

                (f) At each Closing, NESC shall have received a certificate of the chief executive officer of the Company, dated, as applicable, as of the Closing Date or the date of such Closing, to the effect that, as of the date hereof and as of the applicable closing date, the Company Representations were and are accurate, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

                (g) At each Closing, NESC shall have received a Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of the Company's state of incorporation;

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                (h)     At each Closing, NESC shall have received a customary
        certificate of the Secretary of the Company, dated as of the date of such Closing Date, in form and substance reasonably satisfactory to NESC and its counsel;

                (i) All proceedings taken in connection with the issuance, sale and delivery of the Units and the Placement Agent Warrants (as defined in the PPM) shall be reasonably satisfactory in form and substance to NESC and its counsel, including without limitation execution and delivery of the various Transaction Documents (as defined in the Subscription Agreement), as well as the Placement Agent Warrant, by each of the parties thereto;

                (j) At each Closing, the Company shall execute and deliver a "Joint Disbursement Letter" in substantially the form attached hereto as EXHIBIT A, which letter shall be countersigned by NESC as set forth thereon;

                (k) Any certificate or other document signed by any officer of the Company and delivered to NESC and its counsel as required hereunder shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any conditions to NESC's obligations hereunder have not been fulfilled as and when required to be so fulfilled, NESC may terminate the Letter Agreement or, if NESC so elects, in writing waive any such conditions that have not been fulfilled or extend the time for their fulfillment. In the event that NESC elects to terminate the Engagement Letter, NESC shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability nor obligation to the other except as otherwise provided in the Engagement Letter.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's rules concerning conflicts of laws. This Agreement may be executed in counterparts, each of which together shall be considered a single document.

6. It is understood and agreed that NESC and its affiliates may from time to time make a market in, have a long or short position in, buy and sell or otherwise effect transactions for customer accounts and for their own accounts in the securities of, or perform investment banking or other services, for, the Company and other entities.


                                        Very truly yours,

                                        NORTHEAST SECURITIES, INC.


                                        By:
                                            ------------------------------------
                                            Name:  David Tsiang
                                            Title:   Vice President

ACCEPTED AND AGREED:

SHEERVISION, INC.


By:
   ------------------------------------
   Name:  Suzanne Lewsadder
   Title: Chief Executive Officer


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EXHIBIT A

                         JOINT DISBURSEMENT INSTRUCTIONS
                           FOR CLOSING: APRIL __, 2006

        The undersigned, SheerVision, Inc. (the "Company") does hereby:

        1. Acknowledge the acceptance of subscriptions from purchasers representing gross proceeds of $___________ from the issuance and sale of __ Units of SheerVision, Inc. (the "Company"), such "Units" described in the Confidential Private Placement Memorandum of the Company, dated April __, 2006.

        2. Represent that all conditions precedent to closing of the purchase and sale of the Units described in Section 1 hereof, such conditions precedent set forth in Section 4 of that certain letter agreement between the Company and Northeast Securities, Inc. ("NESC") have been satisfied or waived; and

        3. Agree that gross proceeds shall be disbursed via wire transfer in immediately available funds, payable to the following parties:

GROSS PROCEEDS  FROM INVESTORS LISTED ON SCHEDULE A               $_____________


LESS:           COMMISSION OF 8% TO NESC WITH RESPECT TO NESC
                INVESTORS IDENTIFIED AS SUCH ON SCHEDULE A        $_____________

                COMMISSION OF 4% TO NESC WITH RESPECT TO
                COMPANY INVESTORS IDENTIFIED AS SUCH ON
                SCHEDULE A                                        $_____________

                EXPENSE REIMBURSEMENT TO NESC(1)                  $_____________

DISBURSEMENTS
TO COMPANY                                                        $_____________


                                              SHEERVISION, INC.


                                              By: ___________________________
                                              Name:  Suzanne Lewsadder
                                              Title:  Chief Executive Officer

AGREED AND ACKNOWLEDGED:

NORTHEAST SECURITIES, INC.


By:  __________________________
Name:  David Tsiang
Title: Vice President

----------
(1)  To a maximum of $50,000, as set forth in the Engagement Letter.


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                 SCHEDULE A TO JOINT DISBURSEMENT INSTRUCTIONS:

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NESC INVESTORS:
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COMPANY INVESTORS:
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                   EXHIBIT A - NOTICE TO HOLDERS OF 12% NOTES




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